Exhibit 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three Months Ended
March 31, 2015

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, Senior Vice President - Investor Relations/Corporate Investments, 423.490.8301, katie_reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS
FIRST QUARTER 2015 RESULTS

•	Same-center sales per square foot increased 6.9% during the first quarter 2015 over the prior-year period.

•	Average gross rent per square foot for stabilized mall leases signed in the first quarter 2015 increased 10.6% over the prior gross rent per square foot.

•	FFO per diluted share, as adjusted, was $0.52 for the first quarter 2015, consistent with FFO in the prior-year period.

•	Same-center NOI for the first quarter increased 0.6% in the Total Portfolio and was flat in the Mall Portfolio compared with the prior-year period.

•	Total portfolio occupancy was 90.9% as of March 31, 2015 compared with 92.5% as of March 31, 2014.

CHATTANOOGA, Tenn. (April 28, 2015) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the first quarter ended March 31, 2015. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release.

	Three Months Ended March 31,
	2015	2014
Funds from Operations ("FFO") per diluted share	$0.62	$0.73
FFO, as adjusted, per diluted share (1)	$0.52	$0.52
(1) FFO, as adjusted, for the quarter ended March 31, 2015 excludes a partial litigation settlement, net of related expenses, of $4.7 million and a $16.6 million gain on investment related to the sale of marketable securities. FFO, as adjusted, for the quarter ended March 31, 2014 excludes a partial litigation settlement of $0.8 million and a net gain on extinguishment of debt of $42.7 million primarily related to the foreclosure of the mortgage loan secured by Citadel Mall in January 2014.

CBL's President and Chief Executive Officer Stephen Lebovitz commented, "First quarter highlights include an impressive 7% increase in same-center sales and the continuation of double-digit lease spreads. Same-center NOI and occupancy were impacted by the lost income from bankruptcy-related store closures; however, continued healthy demand from higher quality retailers will result in a stronger tenant mix across the CBL portfolio.

"We are making solid progress in executing our disposition program. We closed on the sale of one mall this week and expect to make additional announcements in the near future. We are growing our portfolio with Fremaux Town Center Phase II and Ambassador Town Center now under construction as well as expansions to our Atlanta and Bluegrass outlets. Redevelopments, such as the former Sears at CoolSprings Galleria and Fayette Mall, bring exciting new retailers and restaurants to our centers and enhance our long-term growth rate."

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FFO allocable to common shareholders, as adjusted, for the first quarter 2015 was $87.9 million, or $0.52 per diluted share, compared with $87.7 million, or $0.52 per diluted share, for the first quarter 2014. FFO of the Operating Partnership, as adjusted, for the first quarter 2015 was $102.9 million compared with $102.9 million, for the first quarter of 2014.
Net income attributable to common shareholders for the first quarter of 2015 was $34.9 million, or $0.20 per diluted share, compared with net income of $44.1 million, or $0.26 per diluted share, for the first quarter of 2014.
Percentage change in same-center Net Operating Income ("NOI")(1):

Three Months Ended March 31, 2015
Portfolio same-center NOI	0.6%
Mall same-center NOI	0.0%
(1)  CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight line rents and net amortization of acquired above and below market leases. NOI is for real estate properties and excludes income of the Company's subsidiary that provides maintenance, janitorial and security services.

MAJOR VARIANCES IMPACTING SAME-CENTER NOI RESULTS FOR THE QUARTER ENDED MARCH 31, 2015

•	New leasing and positive renewal spreads contributed to a $0.9 million increase in same-center minimum rents. Minimum rents were impacted by lost income from bankruptcy related store closures.

•	Percentage rents increased by $0.4 million due to positive sales growth.

•	Tenant reimbursement of real estate tax expense increased by $1.4 million, offset by a $2.3 million increase in real estate tax expense.

•
Property operating expense increased by $0.8 million, primarily as a result of a negative variance of $1.1 million due to an insurance adjustment in the prior year period and a $0.4 million increase in bad debt expense.

•	Maintenance and repairs declined by $1.2 million, primarily as a result of a $0.5 million decline in snow removal expense and a decline in other expenses.

PORTFOLIO OPERATIONAL RESULTS

Occupancy:

	As of March 31,
	2015	2014
Portfolio occupancy	90.9%	92.5%
Mall portfolio	89.8%	92.3%
Same-center stabilized malls	89.5%	92.6%
Stabilized malls	89.5%	92.2%
Non-stabilized malls (1)	97.1%	96.9%
Associated centers	94.2%	94.8%
Community centers	97.5%	94.4%
(1) Represents occupancy for Fremaux Town Center, The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass in 2015 and in 2014 represents The Outlet Shoppes of Oklahoma City and The Outlet Shoppes at Atlanta.

2

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot
Three Months Ended March 31, 2015
Stabilized Malls	10.6%
New leases	35.1%
Renewal leases	3.4%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Twelve Months Ended March 31,
	2015	2014	% Change
Stabilized mall same-center sales per square foot	$365	$355	3%

TRANSACTIONS
Subsequent to the quarter-end, CBL completed the sale of Madison Square Mall in Huntsville, AL for $5.0 million, cash.

CBL has additional transactions in various stages. Further updates on the disposition program will be provided on its conference call.

OUTLOOK AND GUIDANCE
Based on its current outlook, the Company is reiterating FFO guidance to the range of $2.24 - $2.31 per diluted share. CBL's guidance assumes a same-center NOI growth range of 0% -2.0% in 2015.
    The guidance also assumes the following:

•	$2.0 million to $4.0 million of outparcel sales;

•	No additional unannounced acquisition or disposition activity;

•	No unannounced capital markets activity.

	Low	High
Expected diluted earnings per common share	$0.75	$0.82
Adjust to fully converted shares from common shares	(0.10)	(0.11)
Expected earnings per diluted, fully converted common share	0.65	0.71
Add: depreciation and amortization	1.59	1.59
Add: noncontrolling interest in earnings of Operating Partnership	0.10	0.11
Adjustment for gain on investment	(0.08)	(0.08)
Adjustment for litigation settlement	(0.02)	(0.02)
Expected adjusted FFO per diluted, fully converted common share	$2.24	$2.31

INVESTOR CONFERENCE CALL AND WEBCAST
CBL & Associates Properties, Inc. will conduct a conference call at 11:00 a.m. ET on Wednesday, April 29, 2015, to discuss its first quarter results. The number to call for this interactive teleconference is (888) 317-6003 or (412) 317-6061, and entering confirmation code 3004179. A replay of the conference call will be available through May 7, 2015, by dialing (877) 344-7529 or (412) 317-0088 and entering the confirmation number, 10061512. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc., first quarter earnings release and supplemental information please visit our website at cblproperties.com or contact Investor Relations at 423-490-8312.

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The Company will also provide an online webcast and rebroadcast of its 2015 first quarter earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Wednesday, April 29, 2015 beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

ABOUT CBL & ASSOCIATES PROPERTIES, INC.
CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 148 properties, including 89 regional malls/open-air centers. The properties are located in 30 states and total 83.6 million square feet including 6.5 million square feet of non-owned shopping centers managed for third parties. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas (Irving), TX, and St. Louis, MO. Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO allocable to common shareholders as defined above by NAREIT less dividends on preferred stock. The Company’s method of calculating FFO allocable to its common shareholders may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure. The Company presents both FFO of its Operating Partnership and FFO allocable to its common shareholders, as it believes that both are useful performance measures. The Company believes FFO of its Operating Partnership is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.
In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to its common shareholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of its Operating Partnership. The Company then applies a percentage to FFO of its Operating Partnership to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period.
FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.
As described above, during the first quarter of 2015, the Company recognized a $16.6 million gain on investment related to the sale of marketable securities and received income of $4.7 million, net of related expense, as a partial settlement of ongoing litigation. During the first quarter of 2014, the Company recognized a $42.7 million net gain on the extinguishment of debt in connection with the foreclosure of the mortgage loan encumbering Citadel Mall and the early retirement of the mortgage loan encumbering St. Clair Square. Additionally, the Company received income of $0.8 million as a partial settlement of ongoing litigation. Considering the significance and nature of these items, the Company believes it is important to identify their impact on its FFO measures for readers to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods.

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Same-center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).
Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies.
Since NOI includes only those revenues and expenses related to the operations of its shopping center and other properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI also excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles in order to enhance the comparability of results from one period to another, as these items can be impacted by one-time events that may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company’s shopping center and other properties. A reconciliation of same-center NOI to net income is located at the end of this earnings release.
Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.
Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

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CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months Ended March 31, 2015
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
REVENUES:
Minimum rents	$169,081	$169,277
Percentage rents	4,137	3,606
Other rents	5,171	5,282
Tenant reimbursements	72,133	72,218
Management, development and leasing fees	2,778	3,135
Other	7,609	7,725
Total revenues	260,909	261,243
OPERATING EXPENSES:
Property operating	38,904	40,011
Depreciation and amortization	76,266	69,083
Real estate taxes	22,785	21,347
Maintenance and repairs	14,216	16,165
General and administrative	17,230	14,773
Loss on impairment	—	17,150
Other	6,476	6,545
Total operating expenses	175,877	185,074
Income from operations	85,032	76,169
Interest and other income	5,274	1,528
Interest expense	(59,157)	(60,506)
Gain on extinguishment of debt	—	42,660
Gain on investment	16,560	—
Equity in earnings of unconsolidated affiliates	3,823	3,684
Income tax (provision) benefit	916	(397)
Income from continuing operations before gain on sales of real estate assets	52,448	63,138
Gain on sales of real estate assets	757	1,154
Income from continuing operations	53,205	64,292
Operating loss of discontinued operations	—	(499)
Loss on discontinued operations	—	(17)
Net income	53,205	63,776
Net income attributable to noncontrolling interests in:
Operating Partnership	(6,172)	(7,651)
Other consolidated subsidiaries	(869)	(831)
Net income attributable to the Company	46,164	55,294
Preferred dividends	(11,223)	(11,223)
Net income attributable to common shareholders	$34,941	$44,071
Basic per share data attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$0.21	$0.26
Discontinued operations	0.00	0.00
Net income attributable to common shareholders	$0.21	$0.26
Weighted-average common shares outstanding	170,420	170,196

Diluted per share data attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$0.20	$0.26
Discontinued operations	0.00	0.00
Net income attributable to common shareholders	$0.20	$0.26
Weighted-average common and potential dilutive common shares outstanding	170,510	170,196

Amounts attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$34,941	$44,511
Discontinued operations	—	(440)
Net income attributable to common shareholders	$34,941	$44,071

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2015

The Company's calculation of FFO allocable to Company shareholders is as follows:
(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Net income attributable to common shareholders	$34,941	$44,071
Noncontrolling interest in income of Operating Partnership	6,172	7,651
Depreciation and amortization expense of:
Consolidated properties	76,266	69,083
Unconsolidated affiliates	10,317	9,861
Non-real estate assets	(842)	(594)
Noncontrolling interests' share of depreciation and amortization	(2,631)	(1,533)
Loss on impairment	—	17,831
Gain on depreciable property	(67)	18
Funds from operations of the Operating Partnership	124,156	146,388
Litigation settlement, net of related expenses	(4,658)	(800)
Gain on investment	(16,560)	—
Gain on extinguishment of debt	—	(42,660)
Funds from operations of the Operating Partnership, as adjusted	$102,938	$102,928

Funds from operations per diluted share	$0.62	$0.73

Funds from operations, as adjusted, per diluted share	$0.52	$0.52

Weighted average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	199,771	199,741

Reconciliation of FFO of the Operating Partnership to FFO allocable to common shareholders:
Funds from operations of the Operating Partnership	$124,156	$146,388
Percentage allocable to common shareholders (1)	85.35%	85.21%
Funds from operations allocable to common shareholders	$105,967	$124,737

Funds from operations of the Operating Partnership, as adjusted	$102,938	$102,928
Percentage allocable to common shareholders (1)	85.35%	85.21%
Funds from operations allocable to common shareholders, as adjusted	$87,858	$87,705

(1) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 11.

	Three Months Ended March 31,
	2015	2014
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$1,306	$932
Lease termination fees per share	$0.01	$—

Straight-line rental income	$684	$482
Straight-line rental income per share	$—	$—

Gains on outparcel sales	$1,107	$1,145
Gains on outparcel sales per share	$0.01	$0.01

Net amortization of acquired above- and below-market leases	$646	$217
Net amortization of acquired above- and below-market leases per share	$—	$—

Net amortization of debt premiums and discounts	$583	$541
Net amortization of debt premiums and discounts per share	$—	$—

Income tax (provision) benefit	$916	$(397)
Income tax (provision) benefit per share	$—	$—

Gain on extinguishment of debt	$—	$42,660
Gain on extinguishment of debt per share	$—	$0.21

Gain on investment	$16,560	$—
Gain on investment per share	$0.08	$—

Interest capitalized	$1,208	$1,409
Interest capitalized per share	$0.01	$0.01

Litigation settlement, net of related expenses	$4,658	$800
Litigation settlement, net of related expenses, per share	$0.02	$—

	As of March 31,
	2015	2014
Straight-line rent receivable	$64,340	$62,971

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2015

Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended March 31,
	2015	2014
Net income attributable to the Company	$46,164	$55,294
Adjustments:
Depreciation and amortization	76,266	69,083
Depreciation and amortization from unconsolidated affiliates	10,317	9,861
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,631)	(1,533)
Interest expense	59,157	60,506
Interest expense from unconsolidated affiliates	9,685	9,491
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,695)	(1,311)
Abandoned projects expense	125	1
Gain on sales of real estate assets	(757)	(1,154)
Gain on sales of real estate assets of unconsolidated affiliates	(563)	—
Gain on investment	(16,560)	—
Gain on extinguishment of debt	—	(42,660)
Loss on impairment	—	17,150
Loss on impairment from discontinued operations	—	681
Income tax provision (benefit)	(916)	397
Lease termination fees	(1,306)	(932)
Straight-line rent and above- and below-market lease amortization	(1,330)	(698)
Net income attributable to noncontrolling interest in earnings of Operating Partnership	6,172	7,651
Loss on discontinued operations	—	17
General and administrative expenses	17,230	14,773
Management fees and non-property level revenues	(11,458)	(7,706)
Company's share of property NOI	187,900	188,911
Non-comparable NOI	(11,280)	(13,301)
Total same-center NOI (1)	$176,620	$175,610
Total same-center NOI percentage change	0.6%

Malls	$160,642	$160,712
Associated centers	8,263	7,855
Community centers	5,544	5,115
Offices and other	2,171	1,928
Total same-center NOI (1)	$176,620	$175,610

Percentage Change:
Malls	0.0%
Associated centers	5.2%
Community centers	8.4%
Offices and other	12.6%
Total same-center NOI (1)	0.6%

(1) CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles. Same-center NOI is for real estate properties and does not include the results of operations of the Company's subsidiary that provides janitorial, security and maintenance services. We include a property in our same-center pool when we own all or a portion of the property as of March 31, 2015, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending March 31, 2015. New properties are excluded from same-center NOI, until they meet this criteria. The only properties excluded from the same-center pool that would otherwise meet this criteria are non-core properties, properties under major redevelopment, properties being considered for repositioning and properties where we intend to renegotiate the terms of the debt secured by the related property.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2015 and 2014

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of March 31, 2015
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,984,876	$684,835	$4,669,711
Noncontrolling interests' share of consolidated debt	(114,519)	(7,058)	(121,577)
Company's share of unconsolidated affiliates' debt	669,691	98,940	768,631
Company's share of consolidated and unconsolidated debt	$4,540,048	$776,717	$5,316,765
Weighted average interest rate	5.45%	1.75%	4.91%

	As of March 31, 2014
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,887,298	$912,519	$4,799,817
Noncontrolling interests' share of consolidated debt	(86,931)	(5,653)	(92,584)
Company's share of unconsolidated affiliates' debt	651,550	103,096	754,646
Company's share of consolidated and unconsolidated debt	$4,451,917	$1,009,962	$5,461,879
Weighted average interest rate	5.47%	1.72%	4.78%

Debt-To-Total-Market Capitalization Ratio as of March 31, 2015
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and operating partnership units	199,750	$19.80	$3,955,050
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			4,581,300
Company's share of total debt			5,316,765
Total market capitalization			$9,898,065
Debt-to-total-market capitalization ratio			53.7%

(1) Stock price for common stock and operating partnership units equals the closing price of the common stock on March 31, 2015. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2015 and 2014

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended March 31,
2015:	Basic	Diluted
Weighted average shares - EPS	170,420	170,510
Weighted average Operating Partnership units	29,261	29,261
Weighted average shares- FFO	199,681	199,771

2014:
Weighted average shares - EPS	170,196	170,196
Weighted average Operating Partnership units	29,545	29,545
Weighted average shares- FFO	199,741	199,741

Dividend Payout Ratio

	Three Months Ended March 31,
	2015	2014
Weighted average cash dividend per share	$0.27279	$0.25312
FFO as adjusted, per diluted fully converted share	$0.52	$0.52
Dividend payout ratio	52.5%	48.7%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2015
Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of
	March 31, 2015	December 31, 2014
ASSETS
Real estate assets:
Land	$849,076	$847,829
Buildings and improvements	7,228,732	7,221,387
	8,077,808	8,069,216
Accumulated depreciation	(2,284,224)	(2,240,007)
	5,793,584	5,829,209
Developments in progress	105,120	117,966
Net investment in real estate assets	5,898,704	5,947,175
Cash and cash equivalents	37,978	37,938
Receivables:
Tenant, net of allowance for doubtful accounts of $1,829 and $2,368 in 2015 and 2014, respectively	81,052	81,338
Other, net of allowance for doubtful accounts of $1,239 and $1,285 in 2015 and 2014, respectively	21,440	22,577
Mortgage and other notes receivable	19,609	19,811
Investments in unconsolidated affiliates	280,971	281,449
Intangible lease assets and other assets	203,846	226,011
	$6,543,600	$6,616,299

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness	$4,669,711	$4,700,460
Accounts payable and accrued liabilities	314,979	328,352
Total liabilities	4,984,690	5,028,812
Commitments and contingencies
Redeemable noncontrolling partnership interests	37,468	37,559
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 170,492,985 and 170,260,273 issued and outstanding in 2015 and 2014, respectively	1,705	1,703
Additional paid-in capital	1,958,570	1,958,198
Accumulated other comprehensive income	607	13,411
Dividends in excess of cumulative earnings	(577,024)	(566,785)
Total shareholders' equity	1,383,883	1,406,552
Noncontrolling interests	137,559	143,376
Total equity	1,521,442	1,549,928
	$6,543,600	$6,616,299

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2015

Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of
	March 31, 2015	December 31, 2014
ASSETS:
Investment in real estate assets	$2,263,221	$2,266,252
Accumulated depreciation	(634,178)	(619,558)
	1,629,043	1,646,694
Developments in progress	88,990	75,877
Net investment in real estate assets	1,718,033	1,722,571
Other assets	169,304	170,554
Total assets	$1,887,337	$1,893,125

LIABILITIES:
Mortgage and other indebtedness	$1,514,503	$1,512,826
Other liabilities	38,888	42,517
Total liabilities	1,553,391	1,555,343

OWNERS' EQUITY:
The Company	195,783	198,261
Other investors	138,163	139,521
Total owners' equity	333,946	337,782
Total liabilities and owners’ equity	$1,887,337	$1,893,125

	Three Months Ended March 31,
	2015	2014
Total revenues	$62,472	$61,821
Depreciation and amortization	(19,481)	(18,787)
Operating expenses	(19,306)	(18,181)
Income from operations	23,685	24,853
Interest income	332	340
Interest expense	(18,794)	(18,558)
Gain on sales of real estate assets	815	—
Net income	$6,038	$6,635

	Company's Share for the Three Months Ended March 31,
	2015	2014
Total revenues	$32,835	$31,952
Depreciation and amortization	(10,317)	(9,861)
Operating expenses	(9,828)	(9,175)
Income from operations	12,690	12,916
Interest income	255	259
Interest expense	(9,685)	(9,491)
Gain on sales of real estate assets	563	—
Net income	$3,823	$3,684

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2015

The Company presents the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA) to interest because the Company believes that the EBITDA to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.

Ratio of EBITDA to Interest Expense
(Dollars in thousands)

	Three Months Ended March 31,
	2015	2014
EBITDA:
Net income attributable to the Company	$46,164	$55,294

Adjustments:
Depreciation and amortization	76,266	69,083
Depreciation and amortization from unconsolidated affiliates	10,317	9,861
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,631)	(1,533)
Interest expense	59,157	60,506
Interest expense from unconsolidated affiliates	9,685	9,491
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,695)	(1,311)
Income and other taxes	(717)	1,051
Gain on investment	(16,560)	—
Gain on extinguishment of debt	—	(42,660)
Loss on impairment	—	17,150
Loss on impairment from discontinued operations	—	681
Abandoned projects	125	1
Net income attributable to noncontrolling interest in earnings of Operating Partnership	6,172	7,651
(Gain) loss on depreciable property	(67)	18
Gain on discontinued operations	—	(1)
Company's share of total EBITDA	$186,216	$185,282

Interest Expense:
Interest expense	$59,157	$60,506
Interest expense from unconsolidated affiliates	9,685	9,491
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,695)	(1,311)
Company's share of total interest expense	$67,147	$68,686

Ratio of EBITDA to Interest Expense	2.77	2.70

Reconciliation of EBITDA to Cash Flows Provided By Operating Activities (In thousands)

	Three Months Ended March 31,
	2015	2014
Company's share of total EBITDA	$186,216	$185,282
Interest expense	(59,157)	(60,506)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,695	1,311
Income and other taxes	717	(1,051)
Net amortization of deferred financing costs and debt premiums and discounts	1,577	2,234
Net amortization of intangible lease assets and liabilities	(175)	129
Depreciation and interest expense from unconsolidated affiliates	(20,002)	(19,352)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,631	1,533
Noncontrolling interests in earnings of other consolidated subsidiaries	869	831
Gains on outparcel sales	(690)	(1,154)
Equity in earnings of unconsolidated affiliates	(3,823)	(3,684)
Distributions of earnings from unconsolidated affiliates	4,538	3,035
Share-based compensation expense	2,488	1,974
Provision for doubtful accounts	1,372	1,206
Change in deferred tax assets	507	449
Changes in operating assets and liabilities	(13,029)	(25,291)
Cash flows provided by operating activities	$105,734	$86,946

Supplemental Financial And Operating Information
As of March 31, 2015

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable

Operating Properties:
Imperial Valley Mall	El Centro, CA	Sep-15		4.99%	$49,602		$49,602	$—
CherryVale Mall	Rockford, IL	Oct-15		5.00%	77,742		77,742	—
Brookfield Square	Brookfield, IL	Nov-15		5.08%	87,222		87,222	—
East Towne Mall	Madison, WI	Nov-15		5.00%	66,317		66,317	—
West Towne Mall	Madison, WI	Nov-15		5.00%	93,672		93,672	—
Eastland Mall	Bloomington, IL	Dec-15		5.85%	59,400		59,400	—
Hickory Point Mall	Decatur, IL	Dec-15		5.85%	28,165		28,165	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Feb-16		5.87%	38,449		38,449	—
CoolSprings Crossing	Nashville, TN	Apr-16		4.54%	11,822	(1)	11,822	—
Gunbarrel Pointe	Chattanooga, TN	Apr-16		4.64%	10,532	(2)	10,532	—
Stroud Mall	Stroud, PA	Apr-16		4.59%	31,631	(3)	31,631	—
York Galleria	York, PA	Apr-16		4.55%	50,508	(4)	50,508	—
Statesboro Crossing	Statesboro, GA	Jun-16	Jun-18	1.98%	11,181		—	11,181
Greenbrier Mall	Chesapeake, VA	Aug-16		5.91%	73,482		73,482	—
Hamilton Place	Chattanooga, TN	Aug-16		5.86%	101,037		101,037	—
Midland Mall	Midland, MI	Aug-16		6.10%	32,993		32,993	—
Chesterfield Mall	St. Louis, MO	Sep-16		5.74%	140,000		140,000	—
Dakota Square Mall	Minot, ND	Nov-16		6.23%	56,450		56,450	—
Southaven Towne Center	Southaven, MS	Jan-17		5.50%	39,789		39,789	—
Cary Towne Center	Cary, NC	Mar-17		8.50%	50,610		50,610	—
Acadiana Mall	Lafayette, LA	Apr-17		5.67%	131,326		131,326	—
Hamilton Corner	Chattanooga, TN	Apr-17		5.67%	14,881		14,881	—
Layton Hills Mall	Layton, UT	Apr-17		5.66%	93,853		93,853	—
The Plaza at Fayette Mall	Lexington, KY	Apr-17		5.67%	38,769		38,769	—
The Shoppes at St. Clair Square	Fairview Heights, IL	Apr-17		5.67%	19,649		19,649	—
EastGate Crossing	Cincinnati, OH	May-17		5.66%	14,625		14,625	—
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		7.06%	64,229		64,229	—
Kirkwood Mall	Bismarck, ND	Apr-18		5.75%	39,084		39,084	—
The Outlet Shoppes at El Paso Phase II	El Paso, TX	Apr-18		2.93%	6,385		—	6,385
Hanes Mall	Winston-Salem, NC	Oct-18		6.99%	150,959		150,959	—
Oklahoma City Phase III	Oklahoma City, OK	Apr-19	Apr-21	2.93%	2,894		—	2,894
The Outlet Shoppes at Oklahoma City Phase II	Oklahoma City, OK	Apr-19	Apr-21	2.92%	5,870		—	5,870
Honey Creek Mall	Terre Haute, IN	Jul-19		8.00%	28,713		28,713	—
Volusia Mall	Daytona Beach, FL	Jul-19		8.00%	49,392		49,392	—
The Terrace	Chattanooga, TN	Jun-20		7.25%	13,609		13,609	—
Burnsville Center	Burnsville, MN	Jul-20		6.00%	75,282		75,282	—
Parkway Place	Huntsville, AL	Jul-20		6.50%	38,342		38,342	—
Valley View Mall	Roanoke, VA	Jul-20		6.50%	59,339		59,339	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-21		5.85%	87,434		87,434	—
EastGate Mall	Cincinnati, OH	Apr-21		5.83%	39,528		39,528	—
Hamilton Crossing & Expansion	Chattanooga, TN	Apr-21		5.99%	9,795		9,795	—
Park Plaza Mall	Little Rock, AR	Apr-21		5.28%	91,058		91,058	—
Wausau Center	Wausau, WI	Apr-21		5.85%	18,260		18,260	—
Fayette Mall	Lexington, KY	May-21		5.42%	170,125		170,125	—
Alamance Crossing - East	Burlington, NC	Jul-21		5.83%	48,472		48,472	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable

Asheville Mall	Asheville, NC	Sep-21		5.80%	72,841	72,841	—
Cross Creek Mall	Fayetteville, NC	Jan-22		4.54%	129,735	129,735	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	Jan-22		5.73%	56,250	56,250	—
Northwoods Mall	North Charleston, SC	Apr-22		5.08%	69,898	69,898	—
Arbor Place	Douglasville, GA	May-22		5.10%	117,006	117,006	—
CBL Center	Chattanooga, TN	Jun-22		5.00%	20,380	20,380	—
Fashion Square	Saginaw, MI	Jun-22		4.95%	39,494	39,494	—
Jefferson Mall	Louisville, KY	Jun-22		4.75%	68,168	68,168	—
Southpark Mall	Colonial Heights, VA	Jun-22		4.85%	64,206	64,206	—
WestGate Mall	Spartanburg, SC	Jul-22		4.99%	37,703	37,703	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Nov-23		4.90%	78,384	78,384	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Dec-24		4.05%	77,167	77,167	—
	SUBTOTAL				3,253,709	3,227,379	26,330
Weighted-average interest rate					5.59%	5.62%	2.52%

Debt Premiums (Discounts): (5)
Imperial Valley Mall	El Centro, CA	Sep-15		3.75%	307	307	—
Chesterfield Mall	St. Louis, MO	Sep-16		5.96%	(423)	(423)	—
Dakota Square Mall	Minot, ND	Nov-16		5.03%	1,186	1,186	—
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		4.75%	3,787	3,787	—
Kirkwood Mall	Bismarck, ND	Apr-18		4.25%	1,793	1,793	—
	SUBTOTAL				6,650	6,650	—
Weighted-average interest rate					4.54%	4.54%

Total Loans On Operating Properties And Debt Premiums (Discounts)					3,260,359	3,234,029	26,330
Weighted-average interest rate					5.59%	5.62%	2.52%

Construction Loan:
The Outlet Shoppes at Atlanta - Parcel Development	Woodstock, GA	Dec-19		2.68%	1,440	—	1,440

Operating Partnership Debt:
Unsecured credit facilities:
$600,000 capacity		Nov-15	Nov-16	1.57%	42,598	—	42,598
$100,000 capacity		Feb-16		1.57%	9,200	—	9,200
$600,000 capacity		Nov-16	Nov-17	1.57%	155,267	—	155,267
	SUBTOTAL				207,065	—	207,065

Unsecured term loans:
$50,000 Term Loan		Feb-18		1.72%	50,000	—	50,000
$400,000 Term Loan		Jul-18		1.68%	400,000	—	400,000
	SUBTOTAL				450,000	—	450,000
Senior unsecured notes:
Senior unsecured 5.25% notes		Dec-23		5.25%	450,000	450,000	—
Senior unsecured 5.25% notes (discount)		Dec-23		5.25%	(4,137)	(4,137)	—
Senior unsecured 4.60% notes		Oct-24		4.6%	300,000	300,000	—
Senior unsecured 4.60% notes (discount)		Oct-24		4.6%	(72)	(72)	—
	SUBTOTAL				745,791	745,791	—

Other:
Other subsidiary term loan		May-17		3.50%	5,056	5,056	—

Total Consolidated Debt					$4,669,711	$3,984,876	$684,835
Weighted-average interest rate					4.94%	5.50%	1.68%

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Gulf Coast Town Center Phase III	Ft. Myers, FL	Jul-15		2.75%	$5,548	$—	$5,548
Hammock Landing Phase I	West Melbourne, FL	Nov-15	Nov-17	2.17%	20,026	—	20,026
Hammock Landing Phase II	West Melbourne, FL	Nov-15	Nov-17	2.42%	8,700	—	8,700
The Pavilion at Port Orange	Port Orange, FL	Nov-15	Nov-17	2.17%	30,263	—	30,263
Oak Park Mall	Overland Park, KS	Dec-15		5.85%	137,850	137,850	—
Triangle Town Center	Raleigh, NC	Dec-15		5.74%	87,031	87,031	—
Renaissance Center Phase I	Durham, NC	Jul-16		5.61%	16,119	16,119	—
Fremaux Town Center Phase I	Slidell, LA	Aug-16	Aug-18	2.18%	26,387	—	26,387
Fremaux Town Center Phase II	Slidell, LA	Aug-16	Aug-18	2.18%	4,849	—	4,849
Governor's Square Mall	Clarksville, TN	Sep-16		8.23%	8,157	8,157	—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	10,778	10,778	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.9%	19,634	19,634	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	6,509	6,509	—
Gulf Coast Town Center Phase I	Ft. Myers, FL	Jul-17		5.6%	95,400	95,400	—
High Pointe Commons Phase II	Harrisburg, PA	Jul-17		6.1%	2,598	2,598	—
Ambassador Town Center	Lafayette, LA	Dec-17	Dec-19	1.97%	1,455	—	1,455
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17	Dec-19	2.17%	1,002	—	1,002
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	52,488	52,488	—
York Town Center	York, PA	Feb-22		4.9%	17,759	17,759	—
York Town Center - Pier 1	York, PA	Feb-22		2.93%	710	—	710
West County Center	St. Louis, MO	Dec-22		3.4%	95,000	95,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	50,000	50,000	—
Renaissance Center Phase II	Durham, NC	Apr-23		3.49%	8,000	8,000	—
Coastal Grand Outparcel - Myrtle Beach	Myrtle Beach, SC	Aug-24		4.09%	2,871	2,871	—
Coastal Grand-Myrtle Beach	Myrtle Beach, SC	Aug-24		4.09%	59,497	59,497	—
	SUBTOTAL				768,631	669,691	98,940

Less Noncontrolling Interests' Share Of Consolidated Debt:		Noncontrolling Interest %
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%		5.87%	(19,225)	(19,225)	—
Statesboro Crossing	Statesboro, GA	50%		1.98%	(5,590)	—	(5,590)
Hamilton Place	Chattanooga, TN	10%		5.86%	(10,104)	(10,104)	—
Hamilton Corner	Chattanooga, TN	10%		5.67%	(1,488)	(1,488)	—
Other subsidiary term loan	Chattanooga, TN	50%		3.5%	(2,528)	(2,528)	—
The Outlet Shoppes at El Paso	El Paso, TX	25%		7.06%	(16,057)	(16,057)	—
The Outlet Shoppes at Oklahoma City Phase II	Oklahoma City, OK	25%		2.92%	(1,468)	—	(1,468)
The Terrace	Chattanooga, TN	80%		7.25%	(1,089)	(1,089)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%		5.99%	(784)	(784)	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	25%		5.73%	(14,063)	(14,063)	—
CBL Center	Chattanooga, TN	8%		5%	(1,630)	(1,630)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%		4.9%	(19,596)	(19,596)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%		4.05%	(27,008)	(27,008)	—
	SUBTOTAL				(120,630)	(113,572)	(7,058)

Less Noncontrolling Interests' Share Of Debt Premiums: (5)
The Outlet Shoppes at El Paso	El Paso, TX	25%		7.06%	(947)	(947)	—

Company's Share Of Consolidated And Unconsolidated Debt					$5,316,765	$4,540,048	$776,717
Weighted-average interest rate					4.91%	5.45%	1.75%

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable

Total Debt of Unconsolidated Affiliates:
Gulf Coast Town Center Phase III	Ft. Myers, FL	Jul-15		2.75%	$5,548	$—	$5,548
Hammock Landing Phase I	West Melbourne, FL	Nov-15		2.17%	40,051	—	40,051
Hammock Landing Phase II	West Melbourne, FL	Nov-15		2.42%	15,556	—	15,556
The Pavilion at Port Orange	Port Orange, FL	Nov-15		2.17%	60,526	—	60,526
Oak Park Mall	Overland Park, KS	Dec-15		5.85%	275,700	275,700	—
Triangle Town Center	Raleigh, NC	Dec-15		5.74%	174,063	174,063	—
Renaissance Center Phase I	Durham, NC	Jul-16		5.61%	32,238	32,238	—
Fremaux Town Center	Slidell, LA	Aug-16		2.18%	40,596	—	40,596
Fremaux Town Center Phase II	Slidell, LA	Aug-16		2.18%	7,460	—	7,460
Governor's Square Mall	Clarksville, TN	Sep-16		8.23%	17,172	17,172	—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	21,555	21,555	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	39,269	39,269	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	13,019	13,019	—
Gulf Coast Town Center Phase I	Ft. Myers, FL	Jul-17		5.60%	190,800	190,800	—
High Pointe Commons Phase II	Harrisburg, PA	Jul-17		6.10%	5,196	5,196	—
Ambassador Town Center	Lafayette, LA	Dec-17		1.97%	1,455	—	1,455
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17		2.17%	1,002	—	1,002
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	104,975	104,975	—
York Town Center	York, PA	Feb-22		4.90%	35,518	35,518	—
York Town Center - Pier 1	York, PA	Feb-22		2.93%	1,421	—	1,421
West County Center	St. Louis, MO	Dec-22		3.40%	190,000	190,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	100,000	100,000	—
Renaissance Center Phase II	Durham, NC	Apr-23		3.49%	16,000	16,000	—
Coastal Grand Outparcel - Myrtle Beach	Myrtle Beach, SC	Aug-24		4.09%	5,742	5,742	—
Coastal Grand-Myrtle Beach	Myrtle Beach, SC	Aug-24		4.09%	118,994	118,994	—
					$1,513,856	$1,340,241	$173,615
Weighted-average interest rate					4.83%	5.16%	2.22%

(1)
The Company has an interest rate swap on a notional amount of $11,822, amortizing to $11,313 over the term of the swap, related to CoolSprings Crossing to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(2)
The Company has an interest rate swap on a notional amount of $10,532, amortizing to $10,083 over the term of the swap, related to Gunbarrel Pointe to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(3)
The Company has an interest rate swap on a notional amount of $31,630, amortizing to $30,276 over the term of the swap, related to Stroud Mall to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(4)
The Company has an interest rate swap on a notional amount of $50,508, amortizing to $48,337 over the term of the swap, related to York Galleria to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(5)					The weighted average interest rates used for debt premiums (discounts) reflect the market interest rate in effect as of the assumption of the related debt.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2015

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2015	$462,120	$230,429	$—	$692,549	13.03%	5.36%
2016	598,702	24,276	(29,329)	593,649	11.17%	5.31%
2017	628,054	193,908	(20,073)	801,889	15.08%	4.86%
2018	657,609	83,724	(5,590)	735,743	13.84%	3.40%
2019	79,545	2,457	—	82,002	1.54%	7.76%
2020	186,572	—	(1,089)	185,483	3.49%	6.35%
2021	546,277	—	(2,252)	544,025	10.23%	5.57%
2022	602,840	113,469	(15,693)	700,616	13.18%	4.72%
2023	528,384	58,000	(19,596)	566,788	10.66%	5.03%
2024	377,167	62,368	(27,008)	412,527	7.76%	4.45%
Face Amount of Debt	4,667,270	768,631	(120,630)	5,315,271	99.97%	4.91%
Net Premiums on Debt	2,441	—	(947)	1,494	0.03%	—%
Total	$4,669,711	$768,631	$(121,577)	$5,316,765	100.00%	4.91%

Based on Original Maturity Dates:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2015	$504,718	$289,418	$—	$794,136	14.94%	4.92%
2016	722,552	55,512	(34,919)	743,145	13.98%	4.59%
2017	472,787	137,376	(20,073)	590,090	11.10%	5.97%
2018	646,428	52,488	—	698,916	13.15%	3.47%
2019	88,309	—	(1,468)	86,841	1.63%	7.52%
2020	186,572	—	(1,089)	185,483	3.49%	6.35%
2021	537,513	—	(784)	536,729	10.10%	5.61%
2022	602,840	113,469	(15,693)	700,616	13.18%	4.72%
2023	528,384	58,000	(19,596)	566,788	10.66%	5.03%
2024	377,167	62,368	(27,008)	412,527	7.76%	4.45%
Face Amount of Debt	4,667,270	768,631	(120,630)	5,315,271	99.97%	4.91%
Net Premiums on Debt	2,441	—	(947)	1,494	0.03%	—%
Total	$4,669,711	$768,631	$(121,577)	$5,316,765	100.00%	4.91%

Unsecured Debt Covenant Compliance Ratios	Required	Actual
Debt to total asset value	< 60%	49.2%
Unencumbered asset value to unsecured indebtedness	>1.60x	2.6x
Unencumbered NOI to unsecured interest expense	>1.75x	4.2x
EBITDA to fixed charges (debt service)	>1.5x	2.2x

Senior Unsecured Notes Compliance Ratios	Required	Actual
Total debt to total assets	< 60%	53.6%
Secured debt to total assets	< 45%	37.0%
Total unencumbered assets to unsecured debt	> 150%	238.1%
Consolidated income available for debt service to annual debt service charge	> 1.5x	3.2x

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2015
Mall Portfolio Statistics

TIER 1 Sales > $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI Q1 2015
			3/31/15	3/31/14	3/31/15	3/31/14
Acadiana Mall	Lafayette, LA	991,196
Asheville Mall	Asheville, NC	974,465
CoolSprings Galleria (2)	Nashville, TN	1,088,399
Cross Creek Mall	Fayetteville, NC	1,036,056
Dakota Square Mall	Minot, ND	813,810
Fayette Mall	Lexington, KY	1,192,077
Friendly Center and The Shops at Friendly	Greensboro, NC	1,137,632
Governor's Square	Clarksville, TN	735,555
Hamilton Place	Chattanooga, TN	1,157,873
Jefferson Mall	Louisville, KY	903,045
Kirkwood Mall	Bismarck, ND	849,710
Mall del Norte	Laredo, TX	1,168,389
Oak Park Mall	Overland Park, KS	1,608,683
The Outlet Shoppes at El Paso	El Paso, TX	433,043
St. Clair Square	Fairview Heights, IL	1,077,805
Sunrise Mall	Brownsville, TX	751,132
Volusia Mall	Daytona Beach, FL	1,083,776
West County Center	Des Peres, MO	1,204,617
West Towne Mall	Madison, WI	827,217
Total Tier 1 Malls		19,034,480	$451	$437	93.1%	95.5%	34.1%

TIER 2 Sales of $300 to $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI Q1 2015
			03/31/15	03/31/14	3/31/15	3/31/14
Arbor Place	Atlanta (Douglasville), GA	1,163,326
Brookfield Square	Brookfield, WI	1,008,340
Burnsville Center	Burnsville, MN	1,043,096
CherryVale Mall	Rockford, IL	845,249
Coastal Grand - Myrtle Beach	Myrtle Beach, SC	1,038,654
East Towne Mall	Madison, WI	788,119
EastGate Mall	Cincinnati, OH	855,272
Fremaux Town Center (3)	Slidell, LA	274,459
Frontier Mall	Cheyenne, WY	525,173
Greenbrier Mall	Chesapeake, VA	896,832
Hanes Mall	Winston-Salem, NC	1,504,143
Harford Mall	Bel Air, MD	505,515
Honey Creek Mall	Terre Haute, IN	677,370
Imperial Valley Mall	El Centro, CA	825,826
Laurel Park Place	Livonia, MI	490,246
Layton Hills Mall	Layton, UT	636,702
Meridian Mall	Lansing, MI	968,228
Northpark Mall	Joplin, MO	955,216
Northwoods Mall	Charleston, SC	772,668

Mall Portfolio Statistics (continued)

TIER 2 Sales of $300 to $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI Q1 2015
			03/31/15	03/31/14	3/31/15	3/31/14
Old Hickory Mall	Jackson, TN	538,991
The Outlet Shoppes at Atlanta (3)	Woodstock, GA	371,376
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	394,661
The Outlet Shoppes of the Bluegrass (3)	Simpsonville, KY	374,683
Park Plaza	Little Rock, AR	540,335
Parkdale Mall	Beaumont, TX	1,246,090
Parkway Place	Huntsville, AL	648,264
Pearland Town Center	Pearland, TX	644,913
Post Oak Mall	College Station, TX	774,932
Richland Mall	Waco, TX	685,730
South County Center	St. Louis, MO	1,044,260
Southpark Mall	Colonial Heights, VA	672,900
Turtle Creek Mall	Hattiesburg, MS	845,932
Valley View Mall	Roanoke, VA	844,393
Westmoreland Mall	Greensburg, PA	999,971
York Galleria	York, PA	764,716
Total Tier 2 Malls		27,166,581	$345	$336	89.5%	92.0%	45.4%

TIER 3 Sales < $300 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI Q1 2015
			03/31/15	03/31/14	3/31/15	3/31/14
Alamance Crossing	Burlington, NC	874,585
Bonita Lakes Mall	Meridian, MS	631,920
Cary Towne Center	Cary, NC	910,190
Chesterfield Mall (2)	Chesterfield, MO	1,294,081
College Square	Morristown, TN	450,465
Eastland Mall	Bloomington, IL	759,895
Fashion Square	Saginaw, MI	745,163
Foothills Mall	Maryville, TN	463,591
Hickory Point Mall	Forsyth, IL	814,092
Janesville Mall	Janesville, WI	613,884
Kentucky Oaks Mall	Paducah, KY	1,063,005
The Lakes Mall	Muskegon, MI	587,963
Mid Rivers Mall	St. Peters, MO	1,089,323
Midland Mall	Midland, MI	470,974
Monroeville Mall	Pittsburgh, PA	1,087,836
Northgate Mall	Chattanooga, TN	790,305
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Randolph Mall	Asheboro, NC	382,216

Mall Portfolio Statistics (continued)

TIER 3 Sales < $300 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI Q1 2015
			03/31/15	03/31/14	3/31/15	3/31/14
Regency Mall	Racine, WI	789,371
River Ridge Mall	Lynchburg, VA	766,408
Southaven Towne Center	Southaven, MS	567,640
Stroud Mall	Stroudsburg, PA	398,249
Walnut Square	Dalton, GA	495,970
Wausau Center (2)	Wausau, WI	423,774
WestGate Mall	Spartanburg, SC	954,228
Total Tier 3 Malls		17,675,065	$273	$267	86.1%	89.3%	18.6%

Total Mall Portfolio		63,876,126	$365	$355	89.8%	92.3%	98.1%

Non-Core/Lender Malls
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI Q1 2015
			03/31/15	03/31/14	3/31/15	3/31/14
Gulf Coast Town Center	Ft. Myers, FL	1,233,459
Madison Square	Huntsville, AL	928,533
Triangle Town Center	Raleigh, NC	1,264,240
Total Non-Core/Lender Malls		3,426,232	N/A	N/A	N/A	N/A	1.9%

(1)	Represents same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(2)	Property is under redevelopment in 2015. Operational metrics have been excluded for Chesterfield Mall and Wausau Center, due to proposed significant repositioning.
(3)	Fremaux Town Center, The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass are non-stabilized malls and are excluded from Sales Per Square Foot.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2015

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
All Property Types (1)	608,132	$40.67	$43.59	7.2%	$45.08	10.8%
Stabilized malls	581,413	41.45	44.34	7.0%	45.86	10.6%
New leases	121,546	45.04	57.50	27.7%	60.87	35.1%
Renewal leases	459,867	40.50	40.86	0.9%	41.89	3.4%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

			As of March 31,
	Square Feet		2015	2014
Operating portfolio:		Same-center stabilized malls	$31.14	$30.44
New leases	360,795	Stabilized malls	31.14	30.32
Renewal leases	751,071	Non-stabilized malls (4)	21.61	24.58
Development portfolio:		Associated centers	12.88	12.42
New leases	173,036	Community centers	15.54	15.81
Total leased	1,284,902	Office buildings	19.37	19.52

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)	Average annual base rents per square foot are based on contractual rents in effect as of March 31, 2015, including the impact of any rent concessions.

(4)
Includes Fremaux Town Center, The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Atlanta as of March 31, 2015 and The Outlet Shoppes at Atlanta and The Outlet Shoppes at Oklahoma City as of March 31, 2014.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2015

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Three Months Ended March 31, 2015 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2015:
New	123	344,596	8.91	$49.97	$52.95	$39.23	$10.74	27.4%	$13.72	35.0%
Renewal	367	1,114,915	4.05	39.05	40.04	37.64	1.41	3.7%	2.40	6.4%

Commencement 2015 Total	490	1,459,511	5.27	$41.63	$43.09	$38.01	$3.62	9.5%	$5.08	13.4%

Commencement 2016:
New	8	13,735	7.98	$74.58	$77.64	$60.54	$14.04	23.2%	$17.10	28.2%
Renewal	73	201,094	3.54	47.81	48.76	45.29	2.52	5.6%	3.47	7.7%

Commencement 2016 Total	81	214,829	3.98	$49.52	$50.60	$46.27	$3.25	7.0%	$4.33	9.4%

Total 2015/2016	571	1,674,340	5.08	$42.64	$44.05	$39.07	$3.57	9.1%	$4.98	12.7%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2015

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Annualized Revenues
1	Limited Brands, LLC (1)	157	821,066	3.21%
2	Signet Jewelers Limited (2)	217	322,195	2.82%
3	Foot Locker, Inc.	137	580,665	2.24%
4	Ascena Retail Group, Inc. (3)	182	912,765	2.14%
5	AE Outfitters Retail Company	80	492,940	1.98%
6	Genesco Inc. (4)	194	307,820	1.64%
7	Dick's Sporting Goods, Inc. (5)	26	1,429,353	1.63%
8	The Gap, Inc.	66	741,339	1.61%
9	Luxottica Group, S.P.A. (6)	123	270,835	1.24%
10	JC Penney Company, Inc. (7)	64	7,263,726	1.23%
11	Express Fashions	43	353,278	1.16%
12	Abercrombie & Fitch, Co.	53	358,613	1.15%
13	Finish Line, Inc.	62	319,706	1.12%
14	Forever 21 Retail, Inc.	24	449,486	1.10%
15	Charlotte Russe Holding, Inc.	52	338,831	1.06%
16	Aeropostale, Inc.	71	265,160	1.04%
17	The Buckle, Inc.	50	255,561	1.00%
18	Best Buy Co., Inc. (8)	63	548,312	0.98%
19	New York & Company, Inc.	42	281,893	0.83%
20	Claire's Stores, Inc.	111	138,559	0.80%
21	The Children's Place Retail Stores, Inc.	61	265,624	0.78%
22	Shoe Show, Inc.	51	621,150	0.75%
23	Barnes & Noble Inc.	19	579,099	0.74%
24	BonTon	21	2,263,002	0.68%
25	The Gymboree Corporation	90	193,382	0.66%
		2,059	20,374,360	33.59%

(1)	Limited Brands, LLC operates Victoria's Secret, PINK and Bath & Body Works.
(2)
Signet Jewelers Limited operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds and Rogers Jewelers. In May 2014, Signet Jewelers acquired Zale Corporation which operates Zale, Peoples and Piercing Pagoda.

(3)	Ascena Retail Group, Inc. operates Justice, dressbarn, maurices, Lane Bryant and Catherines.
(4)	Genesco Inc. operates Journey's, Underground by Journeys, Hat World, Lids, Hat Zone, and Cap Factory stores.
(5)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods and Golf Galaxy stores.
(6)	Luxottica Group, S.P.A. operates Lenscrafters, Sunglass Hut, and Pearle Vision.
(7)
JC Penney Co., Inc. owns 32 of these stores. JC Penney plans to close three leased stores over the remainder of 2015. The three stores are included in the above chart as the stores were in operation as of March 31, 2015 and JC Penney remains obligated for rent under the terms of the respective leases.

(8)	Best Buy Co., Inc. operates Best Buy and Best Buy Mobile.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2015

Capital Expenditures
(In thousands)

	Three Months Ended March 31,
	2015	2014
Tenant allowances (1)	$12,696	$11,412

Renovations (2)	2,163	1,805

Deferred maintenance: (3)
Parking lot and parking lot lighting	1,912	1,294
Roof repairs and replacements	931	232
Other capital expenditures	1,066	2,349
Total deferred maintenance expenditures	3,909	3,875

Total capital expenditures	$18,768	$17,092

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2015	2014
Quarter ended:
March 31,	$695	$773
June 30,		807
September 30,		770
December 31,		913
	$695	$3,263

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2015

Properties Opened During the Three Months Ended March 31, 2015
(Dollars in thousands)

Property	Location	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Community Center:
Parkway Plaza	Fort Oglethorpe, GA	134,050	$17,325	$15,806	March-15	8.5%

Community Center Expansion:
Hammock Landing - Academy Sports (3)	West Melbourne, FL	63,092	9,903	5,928	March-15	8.6%

Total Properties Opened		197,142	$27,228	$21,734

Properties Under Development at March 31, 2015
(Dollars in thousands)

Property	Location	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Expected Opening Date	Initial Unleveraged Yield
Community Center:
Ambassador Town Center (4)	Lafayette, LA	438,057	$61,456	$16,995	Spring-16	8.8%

Mall/Outlet Center Expansions:
Fremaux Town Center - Phase II (4)	Slidell, LA	279,791	38,334	15,002	Fall-15	9.6%
The Outlet Shoppes at Atlanta - Parcel Development (5)	Woodstock, GA	9,600	3,542	3,496	Spring-15	9.3%
The Outlet Shoppes at Atlanta-Phase II (5)	Woodstock, GA	32,944	5,421	336	Fall-15	14.2%
The Outlet Shoppes of the Bluegrass-Phase II (4)	Simpsonville, KY	53,378	11,802	2,203	Fall-15	11.0%
Sunrise Mall-Dick's Sporting Goods	Brownsville, TX	50,000	8,348	239	Winter-15	8.7%
		425,713	67,447	21,276
Mall Redevelopment:
Brookfield Square - Sears Redevelopment	Brookfield, WI	21,814	7,704	1,858	Fall-15	8.3%
Coolsprings Galleria - Sears Redevelopment (3)	Nashville, TN	182,163	66,398	31,647	Spring-15/Summer-16	7.0%
Hickory Point Mall - JCP Redevelopment	Forsyth, IL	60,000	2,764	1,201	Fall-15	10.7%
Janesville Mall - JCP Redevelopment	Janesville, WI	149,522	17,128	1,642	Fall-15	8.7%
Meridian Mall - Gordmans	Lansing, MI	50,000	7,193	4,251	Fall-15	10.3%
Northgate Mall - Streetscape/ULTA	Chattanooga, TN	50,852	8,989	4,687	Fall-14/Summer-15	10.5%
		514,351	110,176	45,286

Total Properties Under Development		1,378,121	$239,079	$83,557

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	This property is a 50/50 joint venture. Total cost and cost to date are reflected at 100%.
(4)	This property is a 65/35 joint venture. Total cost and cost to date are reflected at 100%.
(5)	This property is a 75/25 joint venture. Total cost and cost to date are reflected at 100%.